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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 2000 relating to the consolidated financial statements and financial statement schedule of Cholestech Corporation, which appears in Cholestech Corporation's Annual Report on Form 10-K for the year ended March 31, 2000.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
--------------------------------

San Jose, California
August 30, 2000